Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
XL Generation International Inc.:

We consent to the use of (i) our report dated April 13, 2006 and the accompanying financial statements and (ii) our report dated October 18, 2005 and the accompanying financial statements in Amendment No. 1 to the Registration Statement of XL Generation International Inc. on Form SB-2/A (the "Registration Statement") and related prospectus.

In addition, we consent to the reference to our firm under the heading "Experts" in the Registration Statement and related prospectus.

/s/ Paritz & Company, P.A.
PARITZ & COMPANY, P.A.
Hackensack, New Jersey

April 28, 2006